Exhibit 99.1

Key Energy Services, Inc.

News Release

For Immediate Release:

Contact: John Daniel

Tuesday, March 22, 2005

(432) 620-0300

KEY ENERGY PROVIDES FEBRUARY RIG HOURS

AND SELECT FINANCIAL DATA

MIDLAND, TX, March 22, 2005 — Key Energy Services, Inc. (NYSE: KEG) today announced rig hours for the month of February 2005.  The Company also announced select financial data for the month ended January 31, 2005. The Company is providing this information to investors as part of the consent from the holders of the Company’s 6 3/8% senior notes due 2013 and its 8 3/8% senior notes due 2008.

ACTIVITY UPDATE

Rig and trucking hours declined in February due primarily to less working days and less days in the month.

ACTIVITY LEVELS

	Month Ending
	2/28/2005	1/31/2005	2/28/2004
Working Days	20	21	20
Rig Hours	194,193	205,171	179,843
Trucking Hours	194,910	214,255	226,143

The Company calculates working days as total weekdays for the month less any company holidays that fall in that month. For the month of March 2005, there are 22 working days.

6 Desta Drive, Midland, TX 79705

SELECT FINANCIAL DATA

Set forth below is certain financial information for the Company for the month ended January 31, 2005. The information provided has been prepared by management in accordance with generally accepted accounting principles but is unaudited and has not been reviewed by the Company’s independent accountants.  The table does not contain all the information or notes that would be included in the Company’s financial statements.

Month Ended
1/31/05
(In thousands - Unaudited)
Select Operating Data:
Revenues
Well servicing	$86,553
Contract drilling	1,631
Other	58
Total revenues	$88,242

Costs and Expenses
Well servicing	$57,330
Contract drilling	1,223
General and administrative (1)	10,568
Interest (2)	4,729

1/31/05
(In thousands - Unaudited)
Select Balance Sheet Data:
Current Assets
Cash and cash equivalents (3), (4)	$90,692

Accounts receivable, net ofallowance for doubtful accounts	202,992
Inventories	18,260
Prepaid expenses and other current assets	20,656
Total current assets	$332,600

Current Liabilities
Accounts payable	58,207
Other accrued liabilities	66,294
Accrued interest	12,298

Current portion of long-term debt and capital lease obligations	4,114
Total current liabilities	$140,913

Long-term debt, less current portion (5)	$473,857
Capital lease obligations, less current portion	8,229
Deferred Revenue	547
Non-current accrued expenses	39,387

NOTES

(1)   General and administrative expense for the month ended January 31, 2005 includes severance costs of approximately $1.0 million for the Company’s former Chief Financial Officer.

(2)   Interest expense includes amortization of deferred debt issue costs, discount and premium of approximately $166,000 for the month ended January 31, 2005

(3)   Cash at March 21, 2005 totaled approximately $102,148,000.

(4)   Capital expenditures were approximately $5,560,000 for the month ended January 31, 2005.

(5)   Outstanding borrowings under the Company’s revolving credit facility at March 22, 2005 totaled approximately $48,000,000.

The information herein represents the results for only one month; ordinarily the Company reports financial information on a quarterly basis, and the information herein is not necessarily indicative of the results that may be reported for the full quarter ended March 31, 2005, or the fiscal year ended December 31,2005.  The information herein is selected financial data and does not represent a complete set of financial statements, which would include additional financial data and notes to financial statements.  Until the restatement of the Company’s prior year financial statements is completed, the unaudited information herein may differ from its restated financial statements.  It is possible that the process of restating the prior year financial statements could require additional changes to the Company’s financial statements for 2005 that individually or in the aggregate could be material to the Company’s financial position, results of operations or liquidity.

Key Energy Services, Inc. is the world’s largest rig-based well service company.  The Company provides oilfield services including well servicing, contract drilling, pressure pumping, fishing and rental tools and other oilfield services.  The Company has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Argentina and Egypt.

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations, estimates and projections about the Company, the Company’s industry, management’s beliefs and certain assumptions made by management.  Whenever possible, the Company has identified these “forward-looking statements” by words such as “expects”, “believes”, “anticipates” and similar phrases.  Readers are cautioned that any such forward-looking statements are not guarantees of future performance or the results of the ongoing review and restatements and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to: the impact of the Company’s current restatement process on its results for prior and current periods; uncertainties surrounding the restatement process, including the timing and amount of the restatements; the risk of possible changes in the scope and nature of, the time required to complete, the issuance of audit opinions on the Company’s prior year financial statements and the audit of the Company’s 2003 financial statements; and  risks affecting activity levels for rig hours.   Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements.  Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.  Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.